Exhibit 99.1

For Immediate Release

X-Rite Announces Refinancing of Outstanding Indebtedness and Payoff of Mandatorily

Redeemable Preferred Shares

New Credit Agreement will substantially lower interest expense and improve the capital structure,

positioning the Company for future earnings growth

GRAND RAPIDS, Mich., Mar. 30, 2011 – X-Rite, Incorporated (NASDAQ:XRIT) today announced that the Company has entered into a new $225 million Senior Secured Credit Facility with Bank of America, Fifth Third Bank, and GE Capital Corporation as co-lead and syndication agents (the Refinancing). This facility provides for a revolving credit facility in an aggregate principal amount of $55 million and a term loan in the aggregate principal amount of $170 million. The new credit facility will refinance the Company’s existing indebtedness under the 2007 Senior Secured Credit Facilities. In addition, the Company will use approximately $49.4 million of proceeds under the credit facility to redeem all of its outstanding Series A Preferred Stock as part of a plan to substantially reduce its overall cost of capital.

“We are very pleased to have entered into this credit agreement.” said Thomas J. Vacchiano Jr., Chief Executive Officer for X-Rite. “Our new credit facility not only provides for lower financing costs for the Company, but also provides additional flexibility to execute our strategic plans as we continue to transform the industry and the business of color.”

Beginning borrowing under the new facility will be approximately $185 million. As a result of the refinancing, the Company estimates that annualized interest expense will be approximately $10.0 million, including approximately $8.0 million of annualized cash interest, which provides a significant reduction from the current interest costs. The Company reported interest expense of $28 million for fiscal 2010.

In connection with the Refinancing, the Company will record charges approximately $14.0 million. These charges are principally related to the early redemption fee and unamortized discount on mandatorily redeemable preferred shares.

Rajesh K. Shah, Chief Financial Officer for X-Rite, commented, “X-Rite’s ability to enter into this new credit facility reflects the strengthened financial condition of our Company and the support of our lending institutions as we move into the next phase of the Company’s strategic growth opportunities.”

About X-Rite

X-Rite is a global leader in color science and technology. The Company, which includes design industry color leader Pantone LLC, develops, manufactures, markets and supports innovative color solutions through measurement systems, software, color standards and services. X-Rite’s expertise in inspiring, selecting, measuring, formulating, communicating and matching color helps users get color right the first time and every time, which translates to better quality and reduced costs. X-Rite serves a range of industries, including printing, packaging, photography, graphic design, video, automotive, paints, plastics, textiles, dental and medical. For further information, please visit www.xrite.com.

Forward-looking Statements

This release contains forward-looking statements based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “model,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from forward-looking statements made by the Company. These risks and uncertainties include, but are not limited to, risks associated with our international operations; our substantial debt level and access to capital markets; our ability to attract and retain qualified personnel; the possibility that the market for the sale of certain products and services may not develop as expected; our ability to protect our intellectual property rights or assertions against us relating to intellectual property rights; the existence or enactment of adverse U.S. and foreign government regulation or changes in applicable laws and regulations; our ability to introduce new products and the risk that the development of products and services may not proceed as planned; adverse general domestic and international economic and industry conditions including interest rate and currency exchange rate fluctuations; the difficulty of efficiently managing our cost structure for capital expenditures, materials and overhead, as well as operating expenses such as wages and benefits due to the vertical integration of our manufacturing processes; the impact of competitive products or technologies, competitive pricing pressures and other competitive conditions in our markets; potential business disruptions; and other risks that are described from time to time under the heading “Risk Factors” in our annual and quarterly reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Readers of this information are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this release. We undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

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